Project FREEDOM

Preliminary Materials for Discussion

April 2023 / Confidential

Jefferies

Table of Contents

Disclaimer

The following pages contain material provided to the Special Committee (the "Special Committee") of the Board of Directors (the "Board") of FREEDOM (the "Company") by Jefferies LLC ("Jefferies") in connection with Project FREEDOM.

These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws or otherwise. These materials are solely for use of the Special Committee in its evaluation of the proposed transaction and may not be used for any other purpose or disclosed to any party without Jefferies' prior written consent.

The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies by the Company. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein, or any oral information provided herewith or data any of them generates. Jefferies undertakes no obligation to update these materials.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction.

This presentation is a preliminary analysis only and does not constitute a fairness opinion of Jefferies as to the value of the Company, and as such, should not be relied upon by the Company or by any other person as such. **The financial data, analyses and assumptions reflected here remain subject to refinement and change based on further discussions and information regarding FREEDOM's businesses and its financial and operating markets.**

Part 1

Situation Overview

Executive Summary

- On March 20, 2023, FREEDOM (or the "Company") announced publicly the receipt of an an unsolicited non-binding proposal from an undisclosed bidder[1] (the "Bidder") to acquire all of the outstanding shares of the common stock for $30.00 per share in cash (the "Proposed Transaction")
  - The proposal implied a 31.9% and 12.8% premium to FREEDOM's unaffected and 30-day VWAP as of April 12, 2023, respectively, and 7.3x FREEDOM's LTM 2022A reported EBITDA
  - Conditioned on:
    - Current management agreeing to roll their equity and continue with the Company
    - Approval of the Special Committee and majority of non-Bidder and non-management shareholders
    - Other customary conditions (e.g., HSR)
    - 30 days of diligence
    - Transaction funded by cash on hand and newly-raised debt financing; no financing condition
      - A transaction led by Permitted Holders, including B.Riley, Irradiant, Pimco (and Brian Kahn), should not require the refinancing of FREEDOM's existing debt
- In its capacity as financial advisor to the Special Committee of the Board of Directors of FREEDOM (the "Special Committee"), Jefferies has:
  - Reviewed the Company's publicly available information and internal financial analyses including its long-range plan ("LRP") dated as of April 13, 2023
  - Engaged in numerous discussions with the Bidder and its approved partners including current Company lenders Irradiant and Pimco as well as [redacted]
  - Contacted 9 third parties regarding potential interest in a transaction with FREEDOM, of which 3 parties are in process and 2 parties are interested in an NDA
    - Two additional VICTORY-only parties that are currently assessing interest; one has passed; more are being contacted
- Based on our work to date, the following materials reflect the following analysis and discussion topics:
  - Perspectives on FREEDOM's current situation including as it relates to the performance of its businesses, future dividend payments and valuation
  - Preliminary valuation analysis as it relates to the Company's stand-alone intrinsic and Sum-of-the-Parts value and relative to other publicly traded companies and precedent M&A transactions relative to the Proposed Transaction
  - Considerations regarding a potential divestiture of VICTORY including potential gross and net valuation levels assuming full debt paydown, interested parties and process timelines
  - Potential next steps

(1) Bidder was B. Riley Financial, Inc.

Summary of Outreach to Date

Contacted Parties	FREEDOM	VICTORY

[redacted]


9 Parties Contacted
2 Parties in Process
5 Parties Passed
Interested in NDA: [redacted]
12 Parties Contacted
7 Parties In Process
5 Parties Passed
Interested in NDA: TBD

Public Market Overview

FREEDOM Trading Update – Public Market Perspective

($Millions, except per share data)

Stock Price Performance – Since NASDAQ Relisting (November 2019)


Price
Volume (000's)
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$0.00
5,000
4,000
3,000
1,000
0
The Vitamin Shoppe Acquired Dec. '19
Pet Supplies Plus Acquired Jan. '21
Sylvan Learning Acquired Sept. '21
Unsolicited Offer Letter Received Mar. '23
American Freight Acquired Feb. '20
Badcock Acquired Nov. '21
Rumors Re: MBO Jan. '23
$27.33
Nov-19
Jul-20
Mar-21
Nov-21
Jul-22
Mar-23

Trading Statistics

	Unaffected (3/17/23)	Current (4/12/23)
Share Price	$22.75	$27.33
Shares Outstanding	35.7 [(2)]	35.7 [(2)]
Market Capitalization	$812.9	$976.5
Plus: Total Debt (2/2/23)	1,432.2	1,432.2
Plus: Preferred Equity	113.5 [(3)]	124.1 [(3)]
Less: Cash & Cash Eqv. (2/2/23)	(80.8)	(80.8)
Enterprise Value	$2,277.8	$2,452.0
CY2023E Consensus Revenue	$4,412.8	$4,413.6
CY2023E Consensus EBITDA	$350.6	$350.6

Pro Forma Capitalization Table

	2/2/23 $	2/2/23 %	Gross Leverage	Gross Adj. Leverage[(1)]	Interest Rate	Maturity
Cash and Cash Equivalents	$80.8					
ABL Revolver ($400M)	$16	1.1%	4.0x	3.0x	S+175	3/10/26
1st Lien Term Loan (With Add-On)	$1,099	76.7%	3.9x	4.9x	S + CSA + 475	3/10/26
2nd Lien Term Loan	$300	20.9%	4.9x	5.4x	L + 750	9/10/26
Finance Lease Liabilities	$11	0.8%	4.9x	5.5x	-	-
Other Long Term Obligations	$6	0.4%	5.0x	5.4x	-	-
Total Debt	**$1,432.2**	**100.0%**	**5.0x**	**5.4x**		
Based on FY2022 EBITDA of:			$288.1			
Based on FY2022 EBITDAR of:				$567.5		

Valuation Metrics

	Unaffected	Current
EV / CY2023E Consensus Revenue	0.52x	0.56x
EV / CY2023E Consensus EBITDA	6.5x	7.0x
EV / CY2024P Consensus EBITDA	5.5x	5.9x

Trading Summary

	Unaffected	Current
Share Price	$22.75	$27.33
52-Week High	$44.66	$44.25
52-Week Low	$22.45	$22.45
Current % of 52-Week High	50.9%	61.8%
3-M Avg. Daily Vol. ('000s)	527.92	450.14

Source: Company filings, S&P Cap tal IQ as of April 12, 2023.
Note: Shares outstanding based on fully diluted shares outstanding per most recent public filing. Pro forma capitalization table for reference to reflect ABL balance as of January 23, 2023 and pro forma for the paydown by the $300 mill on incremental term loan transaction closed on February 2, 2023.
(1) Rent expense cap talized at 6.0x and estimated based on LTM September 25, 2022 data.
(2) Fully diluted shares outstanding comprised of 34,925,773 shares of common stock, 254,564 stock opt ons outstanding and exercisable, 273,302 restricted stock units and 364,857 performance restricted stock units.
(3) Calculated based of 4,541,125 shares of Series A Cumulative Preferred Stock w th a liqu dat on preference of $25.00, per Company filings dated December 31, 2022.

FREEDOM Trading Performance

Stock Price Performance – Since NASDAQ Relisting (November 2019)

	YTD	LTM
FREEDOM	7%	(30%)
Hybrid Franchisor[1]	8%	8%
Pet Retail[2]	13%	(37%)
Home and Furniture[3]	(2%)	(16%)
Beauty, Health and Wellness[4]	1%	(8%)
Finance Driven Retail[5]	(0%)	(28%)
Specialty Retail[6]	14%	30%
Unit-Based Education[7]	0%	(18%)


400%
300%
200%
100%
0%
(100%)
Nov-19
Mar-20
Jun-20
Oct-20
Feb-21
Jun-21
Sep-21
Jan-22
May-22
Aug-22
Dec-22
Apr-23
Specialty Retail(6): 230%
FREEDOM: 129%
Hybrid Franchisors(1): 29%
Home and Furniture(3): 18%
Pet Retail(2): 14%
Beauty and Wellness(4): (2%)
Unit Based Education(7): (14%)
Finance Driven Retail(5): (34%)

Sources: Company filings, S&P Capital IQ and Wall Street research as of April 12, 2023.
(1) Hybrid Franchisor Index comprised of DRVN, LOCO, RUTH, SHAK and SNA.
(2) Pet Retail Index comprised of MUSTI, PETS and WOOF.
(3) Home and Furniture Index comprised of BBY, ETD, HVT, SNBR, TCS, TPX, TSX ZZZ and WSM.
(4) Beauty, Health and Wellness Index comprised of BBWI, NGVC, RAD, SBH, SFM, ULTA and WBA.
(5) Finance Driven Retail Index comprised of AAN, CONN and UPBD.
(6) Specialty Retail Index comprised of ASO, DKS, HIBB, JOAN and ODP.
(7) Unit-Based Education Index comprised of BFAM, FC, LRN and LSE:PSON.

EV / NTM EBITDA Multiples Over Time

Average EV / NTM EBITDA Multiple


3-Year
1-Year
Current
7.1x
7.1x
6.9x
FREEDOM
11.1x
9.5x
9.7x
Hybrid Franchisor(1)
11.8x
9.7x
7.8x
Pet Retail(2)
7.0x
5.3x
5.3x
Home and Furniture(3)
7.5x
7.4x
7.7x
Beauty, Health and Wellness(4)
6.0x
5.5x
6.6x
Finance Driven Retail(5)
4.8x
4.3x
5.8x
Specialty Retail(6)
12.8x
11.6x
9.3x
Unit-Based Education(7)

Sources: Company filings, S&P Capital IQ and Wall Street research as of April 12, 2023.
(1) Hybrid Franchisor Index comprised of DRVN, LOCO, RUTH, SHAK and SNA.
(2) Pet Retail Index comprised of MUSTI, PETS and WOOF.
(3) Home and Furn ture Index comprised of BBY, ETD, HVT, SNBR, TCS, TPX, TSX ZZZ and WSM.
(4) Beauty, Hea th and Wellness Index comprised of BBWI, NGVC, RAD, SBH, SFM, ULTA and WBA.
(5) Finance Driven Retail Index comprised of AAN, CONN and UPBD.
(6) Specialty Retail Index comprised of ASO, DKS, HIBB, JOAN and ODP.
(7) Unit-Based Education Index comprised of BFAM, FC, LRN and LSE:PSON.

Wall Street Research Perspectives

($Millions)

Selected Analyst Estimates (as of March 2023)

Firm	FY 2023P Revenue	FY 2023P EBITDA	FY 2024P Revenue	FY 2024P EBITDA	12-18 Month Price Target	Recommendation	Selected Commentary
Oppenheimer (3/21/23)	$4,372	$354	$4,473	$413	$40.00	Outperform	▪ "Unsolicited non-binding proposal reflects exposure to challenged low-end furniture end-market (42% of sales), leverage ratio (3.7x) and management's target for dividend coverage" ▪ "Sale today would mitigate risk of a further deterioration in the end market, the risk of a dividend cut and other uncertainties"
Barrington (3/1/23)	$4,375	$355	$4,500	$400	$35.00	Outperform	▪ "The combination of higher earnings (over time), an expanding multiple (which should result from a growing proportion of franchised locations) and a sustainable and growing dividend, which yields 9% currently, should provide shareholders with an above-average total return"
Stephens (3/1/23)	$4,426	$353	$4,485	$394	$28.00	Neutral	▪ "To drive FREEDOM shares higher, we think the Company needs to execute on three items: – Sale of the Badcock Receivables at a reasonable discounted price – Inventory liquidation, again at a reasonable discount, to generate cash; Firm C thinks tax refund season will be key – Positive home improvement cashflow trends"
CJS Securities (3/2/23)	$4,365	$357	$4,507	$410	$42.00	Outperform	▪ "We maintain our Market Outperform rating with a $42 price target based on 7x 2024E EBITDA" ▪ "Lower than expected and somewhat disappointing FY22 performance from original expectations was driven nearly entirely by American Freight, exacerbated by rising interest rates and negative working capital which reduced free cash flow"
D.A. Davidson (3/1/23)	$4,483	$348	$4,625	$457	$39.00	Buy	▪ "We maintain our BUY rating, which is based on 7x 2024 EBITDA forecasts"
Median:	**$4,414**	**$351**	**$4,528**	**$416**	**$39.00**		
Management:	**$4,227**	**$269**[(2)]	**$4,428**	**$297**[(2)]	**NA**		

$39.00 → ~$31.25 to ~$33.50 present value[(1)]

$351 / $269 → Management projects meaningfully lower EBITDA vs. Consensus

Sources: Wall Street Research, S&P Capital IQ as of April 12, 2023.
(1) Based on mid-point cost of equity of 16.5%.
(2) Represents Adj. EBITDA per consolidated Long-Range Plan provided by FREEDOM management on April 13, 2023.

Public Market Views: FREEDOM — LTM Trading Activity

Market Snapshot

Current	$27.33
Unaffected Stock Price (2)	$22.75
20-Day VWAP	$25.88
30-Day VWAP	$26.59
60-Day VWAP	$28.07
90-Day VWAP	$27.33
180-Day VWAP	$28.28
LTM VWAP	$30.44
52-Week High	$44.25
52-Week Low	$22.45

LTM Cumulative Volume Below Price (%)


Bidder Proposed Purchase Price
52.8%
58.8%
65.1%
69.2%
73.1%
74.6%
77.9%
83.3%
86.3%
93.9%
96.6%
97.8%
<$25.00
<$30.00
<$31.00
<$32.00
<$33.00
<$34.00
<$35.00
<$36.00
<$37.00
<$38.00
<$39.00
<$40.00

	<$25.00	<$30.00	<$31.00	<$32.00	<$33.00	<$34.00	<$35.00	<$36.00	<$37.00	<$38.00	<$39.00	<$40.00
Volume Traded as a % of Float(1):	79%	304%	338%	373%	396%	418%	427%	446%	474%	493%	536%	552%

Source: S&P Cap tal IQ as of April 12, 2023.
Note: Fully diluted shares outstanding comprised of 34,925,773 shares of common stock, 254,564 stock options outstanding and exercisable, 273,302 restricted stock units and 364,857 performance restr cted stock un ts.
(1) Float defined as 34,925,773 shares outstanding less 10,176,543 shares held by Vintage Cap tal and 2,627,250 shares owned by company employees and individual ins ders.
(2) Unaffected stock pr ce as of March 17, 2023.

Selected Dividend Considerations

FREEDOM Leverage Metrics Suggest Risk to Next Dividend

($Millions)	LTM Q3 2022	LTM Q4 2022	LTM Q1 2023	LTM Q2 2023	Callout	Portability
Reported EBITDA	$422.9	$288.1	$268.3	$176.1		
Adjusted Bank EBITDA	418.5	425.6	382.6	350.6		
Cash Balance	72.9	80.8	150.0	150.0		
Debt						
ABL Revolver ($400 million)	$175.0	$295.0	$60.0	$112.0		Cross-CoC
First Lien TL[(1)]	815.5	805.3	805.3	805.3		Permitted Holders
Non-Fungible Incr. First Lien TL	0.0	0.0	300.0	300.0		Permitted Holders
Second Lien TL	300.0	300.0	300.0	300.0		Permitted Holders
Financing Lease	7.2	11.1	23.4	24.0		
Total Debt	**$1,297.7**	**$1,411.3**	**$1,488.7**	**$1,541.3**		
Total Net Debt	**$1,224.7**	**$1,330.5**	**$1,338.7**	**$1,391.3**		
Total Net Leverage Ratio[(2)]	**2.93x**	**3.13x**	**3.50x**	**3.97x**		
Financial Covenant	4.25x	3.75x	3.75x	3.75x		
Cushion / (Shortfall)	**1.32x**	**0.62x**	**0.25x**	**(0.22x)**	1	
Restricted Payments Covenant	2.81x	2.81x	2.81x	2.81x		
Cushion / (Shortfall)	**(0.12x)**	**(0.32x)**	**(0.69x)**	**(1.16x)**	2	
$120 Million Fixed Basket	**$120.0**	**$35.0** (3)	**$35.0**	**$35.0**		

Selected Key Covenant Details

Financial

- 4.25x Total Net Leverage with a **step down to 3.75x at 12/31/22**
  - Net of up to $150mm of unrestricted cash and cash equivalents
- 1.50x Fixed Charge Coverage Ratio

Restricted Payments

- **Available Amount Builder: Unlimited subject to 3.06x of Total Net Leverage**
- **Ratio: Unlimited to 2.81x Total Net Leverage**
- General: $120 million (shared with Restricted Debt Payments and Investments)
- Stock Repurchases: $10 million per year

Mandatory Prepayments

- Excess Cash Flow Sweep: 50% stepping down to 25% and 0% at 2.17x and 1.92x First Lien Net Leverage
- Asset sale sweep: 100% stepping down to 50% and 0% at 2.17x and 1.67x First Lien Net Leverage

Change of Control

- **Permitted Holders exempt from Cross-CoC** to 1L and 2L Credit Agreement
- Permitted holders include but are not limited to B Riley, Irradiant, Brian Kahn

Source: Consolidated Long-Range Plan prov ded by FREEDOM management on April 13, 2023, and FREEDOM credit agreements.
(1) Total debt Q4 2022 gross of $29.9 mill on of debt issuance costs for covenant reporting.
(2) Total Net Leverage ratio is calculated as Total Net Debt / Adjusted Bank EBITDA.

Selected Examples of Full Dividend Suspension Imply Near-Term Stock Price Downside Risk

($Millions)

Company	Announcement Date	Market Cap 1-Day Prior to Announcement	Post-Announcement Price Change (%) Vs. S&P 500			Cut Due To Excess Leverage	Rationale
			1-Day	30-Day	90-Day		
HANES Brands Inc	Feb-23	$3,039	(25%)	(34%)	-	✓	"Focus use of all free cash flow on **debt reduction**"
JOANN	Dec-22	$185	(13%)	(16%)	(49%)	✓	Cost-cutting initiative after quarterly losses due to inflation
AMERICAN EAGLE	Sep-22	$1,911	(9%)	(0%)	41%		Provide additional financial flexibility "while navigating near-term macro challenges"
KONTOOR	May-20	$1,121	(11%)	1%	(15%)	✓	Temporary suspension **in conjunction with credit facility** amendment
TAILORED BRANDS	Sep-19	$343	(27%)	(40%)	(34%)	✓	Redeploy capital to **accelerated debt paydown** and share repurchases
Pier 1 imports	Apr-18	$288	(23%)	(35%)	(43%)		Allocate greater resources toward implementing strategic plan
MATTEL	Oct-17	$5,310	(10%)	0%	(3%)	✓	**High leverage levels** and need to reinvest for growth due to poor performance following Toys-R-Us bankruptcy
GNC LIVE WELL	Feb-17	$569	(8%)	(14%)	(17%)	✓	Utilize greater portion of free cash flow to **reduce debt**
		Median	(12%)	(15%)	(17%)		
		Mean	(16%)	(17%)	(17%)		
upbound	30-Oct-17	$507	(1%)	10%	(1%)		**Announced review of strategic alternatives**

Implies potential downside to FREEDOM's stock price

Source: Company filings, S&P Cap tal IQ, Wall Street equ ty research.

Sale of VICTORY Impact – Pro Forma Leverage Ratio Could Restore Ability to Pay Dividend

($Millions)	FREEDOM Status Quo[(1)]	FREEDOM Pro Forma	Illustrative VICTORY Purchase Price $900	$1,000	$1,100	$1,200	$1,300	$1,400
Implied Purchase Price Multiple [(2)]			*7.0x*	*7.8x*	*8.6x*	*9.4x*	*10.2x*	*10.9x*
Less: Management Incentive Units Payoff [(3)]			(98)	(109)	(120)	(131)	(142)	(153)
Less: Taxes [(4)]			(152)	(173)	(194)	(215)	(236)	(257)
Net Sale Proceeds			**$650**	**$718**	**$786**	**$854**	**$922**	**$990**
Implied Net Purchase Price Multiple [(2)]			*5.1x*	*5.6x*	*6.1x*	*6.7x*	*7.2x*	*7.7x*
Debt Paydown			($650)	($718)	($786)	($854)	($922)	($990)
LTM Q2 2023 Pro Forma Net Debt[(5)]	**$1,391**		**$741**	**$673**	**$605**	**$537**	**$469**	**$401**

Time Period	Bank Adj. EBITDA	Leverage Ratio[(6)]	Bank Adj. EBITDA	Post Transaction Leverage Ratio [(6)]					
LTM Q2 2023	$351	3.97x	$216	3.44x	3.12x	2.81x	2.49x	2.18x	1.86x

Restricted Payments Covenant – **2.81x**

A VICTORY divestiture, net of transaction tax leakage and MIP pay out, has the potential to restore dividend related covenant compliance

($Millions)	FREEDOM FY 2023 Status Quo	FREEDOM FY 2023 Pro Forma[(7)]	Required Pro Forma Multiple to Maintain Unaffected Stock Price[(8)]					
Revenue	**$4,227**	**$2,979**	**13.4x**	**12.9x**	**12.4x**	**11.9x**	**11.4x**	**10.9x**
Adjusted EBITDA	269	134						
% Margin	*6.4%*	*4.5%*						
Free Cash Flow[(9)]	$221	$96						

vs. Unaffected multiple of 6.5x consensus and implied current multiple of 9.1x as per the LRP

Source: Consolidated Long-Range Plan ("the "LRP") provided by FREEDOM management on April 13, 2023.
(1) FREEDOM status quo based of LTM Q2 2023 f gures per the LRP.
(2) Based on VICTORY LTM Q2 2023 Adjusted EBITDA of $127 9 mill on (includes executive severance and related costs, lit gation costs and settlements, right-of-use asset impairment and sale of owned properties).
(3) Based on 11% of ex t event proceeds minus transaction costs of $35.0 million plus company value of $21.9 mill on as defined by the Management Incentive Unit plans provided by FREEDOM management.
(4) Corporate tax gains rate of 21% applied to pre-tax sales proceeds in excess of asset tax basis of $175 3 mill on.
(5) Net Debt is calculated as net of up to $150 mill on of unrestricted cash and cash equivalents.
(6) Leverage ratio is calculated as Net Debt / Adjusted Bank EBITDA.
(7) Reflects pro forma company after divestiture of VICTORY.
(8) Calculated as FREEDOM enterprise value as of April 12, 2023, minus net proceeds over pro forma adjusted EBITDA.
(9) Free cash flow calculated as Adjusted EBITDA less CapEx.

Management LRP Overview

Historical and Projected FREEDOM Financial Summary

($Millions)	Historical			Management Estimates				CAGR
	FY2020A	FY2021A	FY2022A	FY2023E	FY2024P	FY2025P	FY2026P	'22E - '26P
Revenue								
American Freight	$945	$989	$883	$912	$985	$1,145	$1,262	*9.3%*
Badcock	899	907	716	596	591	660	730	*0.5%*
Buddy's	97	64	57	57	60	67	73	*6.0%*
Pet Supplies Plus	846	1,121	1,289	1,372	1,475	1,648	1,859	*9.6%*
Sylvan	26	38	42	42	45	48	51	*4.8%*
Vitamin Shoppe	1,036	1,173	1,207	1,248	1,272	1,309	1,359	*3.0%*
Total Revenue	**$3,850**	**$4,292**	**$4,195**	**$4,227**	**$4,428**	**$4,876**	**$5,334**	***6.2%***
% Growth	*5.2%*	*11.5%*	*(2.3%)*	*0.8%*	*4.7%*	*10.1%*	*9.4%*	
Operating Expenses as % of Sales			*34.1%*	*32.9%*	*32.2%*	*30.8%*	*29.5%*	
Total EBITDA	**$234**	**$490**	**$288**	**$244**	**$281**	**$366**	**$440**	***11.2%***
% Margin	*6.1%*	*11.4%*	*6.9%*	*5.8%*	*6.3%*	*7.5%*	*8.3%*	
Adjusted EBITDA								
American Freight	$109	$97	$4	$19	$47	$91	$116	*136.6%*
Badcock	$106	$85	$84	($19)	($38)	($27)	($16)	*nm*
Buddy's	$27	$18	$16	$16	$16	$20	$24	*11.1%*
Pet Supplies Plus	$76	$93	$115	$120	$134	$157	$185	*12.7%*
Sylvan	$6	$12	$14	$14	$15	$16	$17	*5.9%*
Vitamin Shoppe	$78	$137	$135	$136	$140	$145	$150	*2.8%*
Total Adjusted EBITDA	**$395**	**$438**	**$354**	**$269**	**$297**	**$382**	**$456**	***6.6%***
% Margin	*10.3%*	*10.2%*	*8.4%*	*6.4%*	*6.7%*	*7.8%*	*8.6%*	
Total D&A	$111	$86	$77	$74	$76	$72	$72	*(1.6%)*
Total Capital Expenditures	**$59**	**$66**	**$51**	**$48**	**$42**	**$45**	**$45**	***(3.2%)***
% Margin	*1.5%*	*1.5%*	*1.2%*	*1.1%*	*1.0%*	*0.9%*	*0.8%*	

Commentary

1. - American Freight projected to rebound strongly from 2022 lows driven by more normalized environment and the initiatives of the new management team

2. - In connection with its transaction to third-party consumer financing, Badcock is expected to generate EBITDA losses based on current business model
   - Potential upside exists to the extent the Company can enter into a more favorable financing arrangement or re-engineer its business model for greater profitability

3. - Pets Supplies Plus projects strong top-line and EBITDA growth based on new unit growth driven by franchising

Source: Consolidated Long-Range Plan provided by FREEDOM management on April 13, 2023.

Badcock and American Freight – Summary Financial Performance

Badcock

- A significant portion of Badcock's revenue is dependent on providing consumer credit to its customers
- FREEDOM has limited ability to service Badcock's financing needs based on its balance sheet today
- Management has identified two options to maintain critical customer financing
  - Third-party arrangement with a provider such as [redacted] with which testing is underway
  - A significant equity raise to repay debt to allow to create room on balance sheet for Badcock-related financing
- The Company's LRP reflects the [redacted] arrangement


Adj. EBITDA
$106
$85
$84
($19)
($38)
($27)
($16)
FY2020A
FY2021A
FY2022A
FY2023E
FY2024P
FY2025P
FY2026P

	FY2020A	FY2021A	FY2022A	FY2023E	FY2024P	FY2025P	FY2026P
Revenue	$899	$907	$716	$596	$591	$660	$730
Margin	*11.8%*	*9.4%*	*11.7%*	*(3.1%)*	*(6.4%)*	*(4.1%)*	*(2.2%)*

American Freight

- AF's 2022 performance deteriorated due to a number factors including pull-back by its lower income customer base, potential sales pull-forward during prior COVID periods and ongoing cost inflation
  - Q1 2023 remained EBITDA negative due to the weakest tax season of the past decade according to management
- Going forward, management is projecting a return to profitability beginning in Q2 2023 resulting in modest 2023 EBITDA which grows sharply through 2026
  - 2026 EBITDA falls in line with 2020 and 2021 levels, albeit on lower margins against higher sales


Adj. EBITDA
$109
$97
$4
$19
$47
$91
$116
FY2020A
FY2021A
FY2022A
FY2023E
FY2024P
FY2025P
FY2026P

	FY2020A	FY2021A	FY2022A	FY2023E	FY2024P	FY2025P	FY2026P
Revenue	$945	$989	$883	$912	$985	$1,145	$1,262
Margin	*11.6%*	*9.8%*	*0.4%*	*2.1%*	*4.8%*	*8.0%*	*9.2%*

Source: Consolidated Long-Range Plan provided by FREEDOM management on April 13, 2023.

Selected Financial and Other Considerations

Methodology / Consideration	General Description	Comments
Projected Financial Data	▪ Per FREEDOM management as of April [12], 2023	▪ **Badcock projected earnings declines** reflect economics associated with [redacted] partnership with respect to future customer receivables ▪ **American Freight projected to rebound** from $4M of EBITDA in 2023 to $116M in 2026
Management Incentive Plans (MIPs)[1]	▪ Each of FREEDOM's business has a MIP in place representing ~10% of the equity value upon a change of control (net of certain adjustments including debt and contributed capital)	▪ MIPs are triggered upon a change of control of each individual business – not the parent company ▪ For preliminary valuation purposes, MIPs are analyzed as paying out in 2026, and are discounted to present value as part of the DCF analysis, such that all of the value of the Company's businesses would be 100% owned by existing shareholders

($Millions)	Sylvan	Pet Supplies Plus	Vitamin Shoppe	American Freight
Contractual EBITDA for 2026 Payout [1]	$17.5	$184.9	$150.4	$116.3
Contractual Multiplier [2]	7.0x	6.5x	9.0x	5.6x
Implied EV	$122.2	$1,201.6	$1,353.6	$651.3
Less: Invested Capital	(40.5)	(350.0)	21.9	(230.0)
Less: Contractual Debt / Transaction Costs	(6.8)	(174.1)	(35.0)	(295.5)
Incremental EV	$74.9	$677.5	$1,340.5	$125.8
% Vested [3]	6.70%	10.00%	11.00%	3.40%
MIP Payout	$5.0	$67.8	$147.5	$4.3

Total Payout	$224.5
Payout (Net of Tax)[4]	$166.1
Payout / Share	$4.61

Methodology / Consideration	General Description	Comments
Jefferies Due Diligence to Date	▪ Jefferies has reviewed publicly available information involving the Company including SEC filings, Company press releases, Wall Street research reports and other information ▪ Jefferies has also received and reviewed internal confidential information prepared by Company management including the Company's Long-Range Plan dated as of April 13th, 2023	▪ Jefferies has not physically inspected any of the operations of the Company nor made or received any independent evaluation or appraisal with respect to the Company's assets or liabilities

(1) Contractual EBITDAs are Reported Adjusted EBITDAs of individual segments in Consol dated Long-range Plan prov ded by FREEDOM Management on April 13, 2023.
(2) Reflects an illustrative valuation mu tiple for VICTORY in a sale transaction.
(3) Ownership % reflects both Time Vested and Performance Vested Units.
(4) Applied effective tax rate of 26% as per management estimates.

Part 2

Preliminary FREEDOM Valuation Considerations

Selected Valuation Methodologies

Methodology / Consideration	General Description	Comments
Discounted Cash Flow Analysis	▪ Estimates the value of FREEDOM based on the present value of the Company's risk-adjusted cash flow	▪ Terminal Value calculated using perpetuity growth method, stated net of **hypothetical estimated MIP payments** if triggered, per FREEDOM management
Analysis of Selected Publicly Traded Companies	▪ Estimates current market value of FREEDOM based on trading multiples of selected publicly traded companies generally considered relevant for comparative purposes	▪ Reviewed 35 publicly traded **Hybrid Franchisor, Pet Retail, Home & Furniture, Beauty, Health & Wellness, Finance-driven Retail, Specialty Retail and Unit-Based Education** companies relative to FREEDOM's six business units
Analysis of Selected Transactions	▪ Estimates value of FREEDOM based on a review of selected merger and acquisition transactions generally considered relevant for comparative purposes	▪ Reviewed 31 completed transactions with publicly available information in the Pet Retail, Home & Furniture, Health & Wellness, Finance-driven Retail, Specialty Retail and Unit-Based Education sectors
<u>**For Reference Only:**</u>		
Sum-of-the-Parts Analysis	▪ An analysis of FREEDOM's implied Enterprise Value and implied stock price based on the aggregate value of its six businesses based on market-based valuation multiples to current or recent performance	▪ Implied values stated before and after the impact of respective management incentive plans (MIPs) ▪ **Based on current performance today vs. future upside** (e.g., American Freight) ▪ **Potential downside related to Badcock** given its projected sustained negative EBITDA
Discounted Stock Price Analysis	▪ Estimates the value of FREEDOM's stock price on a present and future value basis based on management's projected EBITDA and net debt balances	▪ Based on FREEDOM's unaffected 2023 (NTM) EBITDA multiple of 6.5x and three-year average NTM multiple of 7.1x, and a discount rate based on the mid-point cost of equity of 16.5.% ▪ Implied stock prices are shown before any MIP impact as well as based on an illustrative 2026 MIP payout
Financial Buyer Analysis	▪ Analyzes the projected income statement and cash flows to determine a range of prices a third-party financial buyer might potentially pay to acquire the Company	▪ Stated **before any upside from potential divestitures or future acquisitions** consistent with the Company's historical strategy
Premiums Paid Analysis	▪ A review, as an additional reference point for informational purposes, of premiums paid in selected M&A transactions involving public companies	▪ Reviewed 354 all-cash transactions across all industries, excluding financial, real estate and energy targets, and with transaction equity values between $1B and $5B closed since January 1, 2010 ▪ Applied relevant premiums to FREEDOM's unaffected stock price of $22.75 as of March 17, 2023 and certain stock prices prior to that point

Note: Jefferies did not attr bute any particular we ght to any analysis, methodology or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies' analyses must be cons dered as a whole. Considering any portion of the analyses or the factors considered, without cons dering all analyses and factors, could create a misleading or incomplete view of the process undertaken by Jefferies.

Preliminary Financial Analyses Summary – Based on April 13, 2023 LRP

For Informational Purposes Only


Unaffected Share Price (3/17/23): $22.75
Current Price (4/12/23): $27.33
Offer Price (3/20/23): $30.00
Net of MIP(1) ~ $23.00
$25.75
$36.00
$9.25
$20.50
$10.25
$22.50
$15.50
$28.00
$8.50
$19.50
Net of MIP (1) ~ $28.25
$31.00
$39.25
Net of MIP (1) ~ $27.50
$30.00
$34.25
$19.25
$31.75
$27.00
$34.75
$26.50
$32.00
$0.00
$10.00
$20.00
$30.00
$40.00
Preliminary Draft Subject to Refinement and Assumptions

Methodology	Metrics
Discounted Cash Flow Analysis – Perpetuity Growth Method	Discount rate of 12.75% - 13.75% and perpetuity growth rate of 2.5% - 3.5%
Selected Public Companies Analysis – 2023E Adj. EBITDA Multiple	6.5x – 8.0x 2023E Adj. EBITDA; – 2023E Mgmt Adj. EBITDA of $269M
2024P Adj. EBITDA Multiple	6.0x – 7.5x 2024P Adj. EBITDA; – 2024P Mgmt Adj. EBITDA of $297M
Selected Transactions Analysis – Q1 2023E Adj. EBITDA Multiple	6.5x – 8.0x LTM Q1 2023E Adj. EBITDA; – Q1 2023E Mgmt Adj. EBITDA of $309M
2023E Adj. EBITDA Multiple	6.5x – 8.0x 2023E Adj. EBITDA; – 2023E Mgmt Adj. EBITDA of $269M
Sum of the Parts – Pre-MIP	Based on various EBITDA multiple ranges for respective businesses
Discounted Stock Price	NPV of theoretical future stock price trading based on unaffected (6.5x) and average (7.1x) NTM (2026) EBITDA and 16.5% cost of equity (midpoint)
Financial Buyer Analysis	20% - 25% IRR, 6.5x – 8.0x exit multiple, 3.3x leverage
Historical Premium Analysis – All Industries (354) Transactions)	25th and 75th Percentile 1-day premiums to unaffected share price ($22.75) as of 3/17/23
Consumer / Retail (61) Transactions)	25th and 75th Percentile 1-day premiums to unaffected share price ($22.75) as of 3/17/23

Implied Enterprise Value /					
2022A Mgmt Adj. EBITDA of $354M	4.1x	5.1x	6.1x	7.2x	8.4x
2023E Mgmt Adj. EBITDA of $269M	5.4x	6.7x	8.1x	9.5x	11.0x

Source: Consolidated Long-Range Plan prov ded by FREEDOM management on April 13, 2023.
Note: Fully diluted shares outstanding comprised of 34,925,773 shares of common stock, 239,564 stock options outstanding and exercisable at var ous str ke pr ces, 505,987 restricted stock un ts and 426,541 performance restricted stock units as prov ded by FREEDOM management on April 13, 2023.
(1) Reflects impact of MIP Payout net of taxes on a per share basis.

Illustrative Analysis at Various Prices

($Millions, except price per share)	FREEDOM Statistic	FREEDOM Share Price (4/12/23)	Various Theoretical Purchase Prices					
Illustrative Stock Price per Share		**$27.33**	**$30.00**	**$31.00**	**$32.00**	**$33.00**	**$34.00**	**$35.00**
Implied Fully Diluted Shares Outstanding[(1)]		36.0	36.0	36.0	36.0	36.0	36.0	36.0
Market Capitalization		**$984**	**$1,081**	**$1,117**	**$1,153**	**$1,189**	**$1,226**	**$1,262**
Plus: Total Debt (Q1'23)		1,489	1,489	1,489	1,489	1,489	1,489	1,489
Plus: Preferred Equity		124	136	141	145	150	154	159
Transaction Value		**2,597**	**2,706**	**2,747**	**2,787**	**2,828**	**2,869**	**2,909**
Less: Cash and Cash Equivalents		(153)	(153)	(153)	(153)	(153)	(153)	(153)
Total Enterprise Value		**$2,444**	**$2,553**	**$2,594**	**$2,634**	**$2,675**	**$2,716**	**$2,756**
Illustrative Price Bump Analaysis								
Price per Share		-	-	+3.3%	+6.7%	+10.0%	+13.3%	+16.7%
Enterprise Value		-	-	+1.6%	+3.2%	+4.8%	+6.4%	+8.0%
Implied Premiums	**FREEDOM Statistic**							
Implied Premium to Current Stock Price	$27.33	-	*9.8%*	*13.4%*	*17.1%*	*20.7%*	*24.4%*	*28.1%*
(Discount) / Premium to Unaffected Stock Price (as of 3/17/23)	$22.75	*20.1%*	*31.9%*	*36.3%*	*40.7%*	*45.1%*	*49.5%*	*53.8%*
(Discount) / Premium to 52-Week High	$44.25	*(38.2%)*	*(32.2%)*	*(29.9%)*	*(27.7%)*	*(25.4%)*	*(23.2%)*	*(20.9%)*
Managament Adj. EBITDA			**TEV / Adj. EBITDA**					
FY2022A EBITDA	$354	6.9x	7.2x	7.3x	7.4x	7.6x	7.7x	7.8x
FY2023E EBITDA	$269	9.1x	9.5x	9.6x	9.8x	9.9x	10.1x	10.2x
FY2024P EBITDA	$297	8.2x	8.6x	8.7x	8.9x	9.0x	9.1x	9.3x
Consensus Median EBITDA			**TEV / Adj. EBITDA**					
FY2023E EBITDA	$351	7.0x	7.3x	7.4x	7.5x	7.6x	7.7x	7.9x
FY2024P EBITDA	$416	5.9x	6.1x	6.2x	6.3x	6.4x	6.5x	6.6x

Source: S&P Capital IQ as of April 12, 2023, and Consol dated Long-Range Plan prov ded by FREEDOM management on April 13, 2023.
(1) Fully diluted shares outstanding comprised of 34,925,773 shares of common stock, 239,564 stock opt ons outstanding and exercisable at various strike prices, 505,987 restricted stock units and 426,541 performance restr cted stock un ts as provided by FREEDOM management on April 13, 2023.

Preliminary FREEDOM Discounted Cash Flow Analysis – Based on April 13, 2023 LRP

	Year ending December 31, 2022				CAGR	Normalized
(US $Ms, except price per share)	2023E	2024P	2025P	2026P	2023E - 2026P	Terminal Year[1]
Revenue	$4,227	$4,428	$4,876	$5,334	*8.1%*	$5,334
EBITDA[2]	$266	$297	$382	$456	*19.6%*	$456
% Margin	*6.3%*	*6.7%*	*7.8%*	*8.6%*		*8.6%*
Less: Stock-based Compensation	(22)	(16)	(16)	(16)		(16)
EBITDA (net of SBC)	$244	$281	$366	$440	*21.7%*	$440
% Margin	*5.8%*	*6.3%*	*7.5%*	*8.3%*		*8.3%*
Less: D&A	(79)	(82)	(78)	(78)		(45)
EBIT	$165	$199	$288	$363	*30.1%*	$396
Less: Taxes[3]	(43)	(52)	(75)	(94)		(103)
Net Operating Profit After Tax (NOPAT)	$122	$147	$213	$269	*30.1%*	$293
Plus: D&A	79	82	78	78		45
Less: NWC (Increase) / Decrease	125	38	(18)	(41)		(29)
Less: Other Assets / Liabilities (Increase) / Decrease[4]	28	(5)	13	3		-
Unlevered CFO	$354	$262	$287	$308	*(4.5%)*	$308
Less: Capex	(48)	(42)	(45)	(45)		(45)
Unlevered FCF	$306	$220	$242	$263	*(4.9%)*	$263
% Conversion	*114.9%*	*74.2%*	*63.3%*	*57.8%*		*57.8%*
Present Value of Unlevered FCF	$288	$183	$177	$170	**Net of MIP Payout**	**Pre-MIP**
Terminal Value at 3.0% Growth Rate					$2,817	$2,817
Less: Illustrative Management Incentive Payoff[5]					($166)	-
Terminal Value Post Incentive Units Payoff					$2,651	$2,817
Present Value of Terminal Value[6]					$1,612	$1,713
Sum of PV of Unlevered FCF					$818	$818
Total Enterprise Value					$2,429	$2,530
Plus: Cash					$81	$81
Less: Debt					($1,381)	($1,381)
Less: Preferred Equity					($126)	($138)
Equity Value					$1,002	$1,092
FDSO[7]					36.017	36.023
Implied Price Per Share					$27.83	$30.32

Sensitivities

Implied Price Per Share (Pre MIP)			
Perpetuity Growth	Discount Rate		
	12.75%	13.25%	13.75%
2.5%	$31.00	$28.25	$25.75
3.0%	$33.25	$30.25	$27.50
3.5%	$36.00	$32.75	$29.75

Implied Terminal EBITDA Multiple[6]			
Perpetuity Growth	Discount Rate		
	12.75%	13.25%	13.75%
2.5%	6.1x	5.9x	5.6x
3.0%	6.5x	6.2x	5.9x
3.5%	6.9x	6.5x	6.2x

Change in EBITDA	Implied Price Per Share (Low)	Implied Price Per Share (High)
15.00%	$35.25	$47.75
10.00%	32.25	43.75
5.00%	29.00	39.75
0.0%	25.75	36.00
(5.00%)	22.00	32.00
(10.00%)	18.50	28.25
(15.00%)	14.75	24.25

Note: Share prices in sensitivity tables are rounded to the nearest $0.25. Source: Consolidated Long-Range Plan prov ded by FREEDOM management on April 13, 2023.

(1) Reflects deprec at on equal to cap tal expend tures in Normalized Terminal Year.
(2) As per Long-Range Plan EBITDA forecast through 2026P provided by FREEDOM management. EBITDA is burdened by share-based compensation.
(3) Effective tax rate for each year as per FREEDOM management estimates.
(4) Other assets / liabilities exclude non-current deferred tax assets, income taxes payable, r ght of use assets, long-term operating lease liabilities and non-current long-term debt.
(5) Management Incentive payoff reflects tax-effected opt onal l quidity exercise of incentive units in 2026 across relevant businesses of FREEDOM based on contractual mu tipliers.
(6) Based on illustrative perpetuity growth rate of 3%. Based on illustrative WACC of 13.25%.
(7) Fully diluted shares outstanding comprised of 34,925,773 shares of common stock, 239,564 stock options outstanding and exercisable at var ous str ke pr ces, 505,987 restr cted stock un ts and 426,541 performance restricted stock units as prov ded by FREEDOM management on April 13, 2023.

Preliminary Analysis of Selected Public Companies – Valuation and Benchmarking

($Millions)

	Equity	Enterprise	2022A Size and Scale			22A - '24P Projected Gowth			EV / EBITDA	
Hybrid Franchisors	**Value**	**Value**	**Revenue**	**EBITDA**	**EBITDA %**	**Unit**	**Revenue**	**EBITDA**	**2023E**	**2024P**
Snap-on Incorporated	$12,844	$13,309	$4,489	$1,232	27.4%	NA	3.4%	6.2%	9.8x	9.6x
FREEDOM	813	2,278[1]	**4,195**	**288**	**6.9%**	**5.9%**	**2.7%**	**(1.3%)**	6.5x[2]	5.5x[2]
FREEDOM (ex. VICTORY)	-	-	**2,988**	**153**	**5.1%**	**6.9%**	**2.8%**	**(3.9%)**	-	-
Driven Brands Holdings Inc.	5,266	7,824	2,043	274	13.4%	5.9%	14.2%	56.5%	13.2x	11.7x
Shake Shack Inc.	2,380	2,431	900	70	7.8%	14.7%	18.4%	32.9%	23.6x	19.5x
Ruth's Hospitality Group, Inc.	538	545	506	84	16.6%	2.9%	7.2%	0.5%	6.7x	6.4x
El Pollo Loco Holdings, Inc.	338	383	469	49	10.4%	3.5%	4.1%	13.7%	6.7x	6.1x
Mean	**$3,697**	**$4,462**	**$2,227**	**$307**	**12.5%**	**6.6%**	**7.5%**	**14.9%**	**11.1x**	**9.8x**
Median	**$1,597**	**$2,354**	**$2,043**	**$153**	**10.4%**	**5.9%**	**4.1%**	**6.2%**	**8.3x**	**8.0x**
Pet Retail										
Petco Health and Wellness Company, Inc.	$2,886	$4,378	$6,025	$582	9.7%	0.7%	3.2%	(1.4%)	8.3x	7.7x
Pets at Home Group Plc	2,356	2,424	1,636	310	18.9%	NA	8.0%	5.4%	7.6x	7.0x
Pet Supplies Plus	**NA**	**NA**	**1,289**	**105**	**8.1%**	**14.1%**	**7.0%**	**12.7%**	-	-
Musti Group Oyj	604	754	422	73	17.4%	NA	10.1%	12.6%	9.1x	8.1x
Mean	**$1,949**	**$2,519**	**$2,343**	**$267**	**13.5%**	**7.4%**	**7.1%**	**7.3%**	**8.3x**	**7.6x**
Median	**$2,356**	**$2,424**	**$1,462**	**$207**	**13.5%**	**7.4%**	**7.5%**	**9.0%**	**8.3x**	**7.7x**
Home and Furniture										
Best Buy Co., Inc.	$16,245	$15,563	$46,346	$3,961	8.5%	(2.0%)	(1.3%)	(13.6%)	5.6x	5.3x
Williams-Sonoma, Inc.	8,012	7,645	8,821	1,730	19.6%	(5.2%)	(1.5%)	(9.0%)	5.4x	5.3x
Tempur Sealy International, Inc.	6,798	9,569	4,954	892	18.0%	NA	4.4%	9.7%	9.8x	8.9x
Sleep Number Corporation	613	1,071	2,113	148	7.0%	3.5%	1.8%	10.7%	6.2x	5.9x
The Container Store Group, Inc.	171	354	1,086	115	10.5%	11.2%	2.2%	(1.5%)	3.4x	3.2x
Haverty Furniture Companies, Inc.	538	415	1,034	135	13.0%	NA	(0.2%)	NA	NA	NA
American Freight	**NA**	**NA**	**883**	**(69)**	**(7.8%)**	**6.5%**	**5.6%**	-	-	-
Ethan Allen Interiors Inc.	692	607	848	157	18.5%	NA	NA	NA	4.6x	NA
Badcock Home Furniture	**NA**	**NA**	**716**	**144**	**20.1%**	**(2.1%)**	**(9.2%)**	-	-	-
Sleep Country Canada Holdings Inc.	640	661	683	163	23.8%	2.1%	3.3%	0.5%	4.2x	4.0x
Mean	**$4,214**	**$4,486**	**$6,748**	**$738**	**13.1%**	**2.0%**	**0.6%**	**(0.5%)**	**5.6x**	**5.4x**
Median	**$666**	**$866**	**$1,060**	**$153**	**15.5%**	**2.1%**	**1.8%**	**(0.5%)**	**5.4x**	**5.3x**
Beauty, Health and Wellness										
Walgreens Boots Alliance, Inc.	$30,793	$50,242	$131,772	$5,710	4.3%	NA	5.0%	9.6%	7.6x	7.3x
Rite Aid Corporation	143	3,248	23,918	419	1.8%	NA	(1.4%)	(6.7%)	9.0x	8.9x
Ulta Beauty, Inc.	26,857	26,119	10,001	1,820	18.2%	3.6%	7.9%	5.0%	13.5x	13.0x
Bath & Body Works, Inc.	8,405	12,036	7,474	1,597	21.4%	NA	2.7%	2.1%	8.1x	7.2x
Sprouts Farmers Market, Inc.	3,613	3,578	6,389	485	7.6%	7.0%	6.1%	2.9%	7.2x	7.0x
Sally Beauty Holdings, Inc.	1,502	2,554	3,757	483	12.8%	(0.8%)	1.2%	1.0%	5.5x	5.2x
VICTORY	**NA**	**NA**	**1,207**	**136**	**11.2%**	**2.5%**	**2.7%**	**1.6%**	-	-
Natural Grocers by Vitamin Cottage, Inc.	246	291	1,090	56	5.2%	NA	NA	6.0%	4.9x	4.6x
Mean	**$10,222**	**$14,010**	**$23,201**	**$1,338**	**10.3%**	**3.0%**	**3.4%**	**2.7%**	**8.0x**	**7.6x**
Median	**$3,613**	**$3,578**	**$6,932**	**$484**	**9.4%**	**3.0%**	**2.7%**	**2.5%**	**7.6x**	**7.2x**

Source: Company prov ded financials, S&P Capital IQ as of April 12, 2023, Publ c filings and Wall Street equ ty research.
(1) Reflects pro forma debt and cash figures as of February 2, 2023.
(2) Reflects consensus estimated EV / 2023E and 2024P Adjusted EBITDA multiples at the unaffected share price on March 17, 2023.

Preliminary Analysis of Selected Public Companies – Valuation and Benchmarking (Cont'd)

($Millions)

	Equity	Enterprise	2022A Size and Scale			22A - '24P Projected Gowth			EV / EBITDA	
Finance Driven Retail	**Value**	**Value**	**Revenue**	**EBITDA**	**EBITDA %**	**Unit**	**Revenue**	**EBITDA**	**2023E**	**2024P**
Upbound Group, Inc.	$1,442	$2,698	$4,245	$454	10.7%	0.4%	(2.6%)	(2.8%)	7.0x	6.3x
The Aaron's Company, Inc.	335	526	2,251	166	7.4%	(1.5%)	1.1%	1.7%	3.5x	3.1x
Conn's, Inc.	139	551	1,339	37	2.8%	6.9%	5.0%	64.2%	12.8x	5.5x
Buddy's Home Furnishings	**NA**	**NA**	**57**	**16**	**27.1%**	**9.1%**	**2.3%**	**1.7%**	**-**	**-**
Mean	**$639**	**$1,258**	**$1,973**	**$168**	**12.0%**	**3.7%**	**1.4%**	**16.2%**	**7.8x**	**4.9x**
Median	**$335**	**$551**	**$1,795**	**$102**	**9.0%**	**3.7%**	**1.7%**	**1.7%**	**7.0x**	**5.5x**
Specialty Retail										
DICK S Sporting Goods, Inc.	$12,556	$12,189	$12,217	$1,846	15.1%	1.2%	3.3%	3.0%	6.4x	6.2x
The ODP Corporation	1,843	1,628	8,520	437	5.1%	NA	(2.9%)	(4.8%)	4.1x	4.1x
Academy Sports and Outdoors, Inc.	5,397	5,655	6,438	995	15.5%	5.8%	4.5%	0.7%	6.0x	5.6x
JOANN Inc.	63	1,034	2,206	99	4.5%	(0.6%)	(0.7%)	30.0%	8.5x	6.2x
Hibbett, Inc.	818	841	1,727	213	12.3%	3.6%	5.5%	5.1%	3.9x	3.6x
Mean	**$4,135**	**$4,269**	**$6,221**	**$718**	**10.5%**	**2.5%**	**1.9%**	**6.8%**	**5.8x**	**5.1x**
Median	**$1,843**	**$1,628**	**$6,438**	**$437**	**12.3%**	**2.4%**	**3.3%**	**3.0%**	**6.0x**	**5.6x**
Unit-Based Education										
Pearson plc	$7,717	$8,571	$4,613	$834	18.1%	NA	3.1%	12.0%	8.7x	8.2x
Bright Horizons Family Solutions Inc.	4,420	5,361	2,016	317	15.7%	1.5%	11.9%	16.0%	14.7x	12.6x
Stride, Inc.	1,705	1,806	1,745	268	15.4%	NA	7.7%	13.6%	6.1x	5.2x
Franklin Covey Co.	536	501	270	44	16.3%	NA	10.4%	13.1%	10.7x	8.9x
Sylvan Learning	**NA**	**NA**	**42**	**13**	**31.4%**	**2.6%**	**3.1%**	**5.3%**	**-**	**-**
Mean	**$3,594**	**$4,060**	**$1,737**	**$295**	**19.4%**	**2.0%**	**7.2%**	**12.0%**	**10.0x**	**8.7x**
Median	**$3,062**	**$3,584**	**$1,745**	**$268**	**16.3%**	**2.0%**	**7.7%**	**13.1%**	**9.7x**	**8.6x**

	2023E	2024P
Weighted Average[(1)]	**8.1x**	**7.6x**
Median	**7.0x**	**6.3x**
Mean	**8.0x**	**7.1x**

Source: Company prov ded financials, S&P Capital IQ as of April 12, 2023, company filings and Wall Street equ ty research.

(1) Weighted by 2023E EBITDA of each individual FREEDOM segment, reflects Pet Retail median weighted by Pet Supplies Plus, Home and Furn ture median we ghted by Amer can Fre ght and Badcock Home Furn ture, Beauty Hea th and Wellness and Specia ty Retail combined med an we ghted by VICTORY, Finance Driven Retail med an we ghted by Buddy's. and Un t Based Education median weighted by Sylvan Learning.

Analysis of Selected Transactions – Since 2017

($Millions)

EV / LTM EBITDA

Date Announced	Target	Acquiror	Implied Enterprise Value	Implied TEV / LTM EBITDA
Pet Retail				
Jan-21	Pet Supplies Plus	Franchise Group	$700	8.8x
Nov-18	Greencross	TPG Capital	$970	10.0x
Home & Furniture				
Jan-22	Mattress Warehouse	Wynnchurch Capital	ND	ND
Nov-21	W.S. Badcock	Franchise Group	$580	4.2x
Nov-21	Casper Sleep	Durational Capital Management	$332	ND
May-21	At Home	Hellman & Friedman	$2,830	7.9x
May-21	Dreams	Tempur + Sealy	$475	6.3x
Dec-19	American Freight	Franchise Group	$450	7.3x
Jan-17	Art Van Furniture	Thomas H. Lee Partners	$550	ND
Beauty, Health & Wellness				
Jun-20	GNC Corporation	Harbin Pharmaceutical Group	$760	6.9x
Aug-19	The Vitamin Shoppe	Franchise Group	$208	3.8x
Jun-17	Whole Foods	Amazon	$13,733	10.3x
Jun-17	The Body Shop	Natura Cosmeticos	$1,120	13.0x
Finance Driven Retail				
Dec-20	Acima	Rent-a-Center	$1,650	7.3x
Specialty Retail				
Apr-22	BrandsMart U.S.A	The Aaron's Company	$230	5.0x
Oct-23	Diamonds Direct	Signet Jewlers	$490	7.1x
Apr-21	West Marine	L Catterton	ND	ND
Mar-21	The Michael's Companies	Apollo Global Management	$4,524	6.8x
Dec-20	Sportsman's Warehouse Holdings, Inc.	Great Outdoors Group, LLC	$792	6.0x
Sep-20	ServiceMaster Brands	Roark Capital Group	$1,500	ND
Sep-20	JCPenney	Brookfield / Simon	$800	3.9x
Aug-19	Party City (Canada)	Canadian Tire	$131	10.2x
Jun-19	Barnes & Noble	Elliott Management Advisors	$683	5.7x
Apr-19	Smart and Final	Apollo Global Management	$1,100	ND
Oct-18	Marshall Retail Group	WH Smith plc	$400	ND
Jun-17	Staples	Sycamore Partners	$6,593	5.4x
Apr-17	Cabela's	Bass Pro Group	$4,580	10.4x
Jan-17	Leslie's Poolmart	L Catterton	ND	ND
Unit Based Education				
Jun-22	The Goddard School	Sycamore Partners	~$1,100	22.0x
Feb-22	Houghton Mifflin Harcourt Company	Veritas Capital	$2,666	9.9x
Feb-22	Mathnasium	Roark Capital	ND	ND
Oct-21	Lakeshore Learning	Leonard Green Partners	~$1,600	ND
			Overall Mean	8.1x
			Overall Median	7.2x

Source: Company filings, Definitive Proxy Statements, press releases, Wall Street equity research.

Jefferies

Preliminary Sum-of-the-Parts Analysis – Pre and Post-MIP (For Reference Only)

($Millions, except per share data)


$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,221
$1,018
$284
$94
$98
$0
$2,714
($1,301)
$1,266
($98)
$1,168
$39.25
$31.00
- -$2.75 / share
$36.25
$28.50
Implied Share Price
High
Low
Vitamin Shoppe
Pet Supplies Plus
American Freight
Buddy's
Sylvan
Badcock
Implied EV
Net Debt
Implied Equity Value Pre MIP
MIPs Leakage(3)
Implied Equity Value

Enterprise Value	Vitamin Shoppe	Pet Supplies Plus	American Freight	Buddy's	Sylvan	Badcock	Implied EV	Net Debt	Implied Equity Value Pre MIP	MIPs Leakage[3]	Implied Equity Value
Low	$1,153 8.5x	958 8.0x	$260 5.5x	$86 5.5x	$91 6.5x	- -	**$2,548**	($1,301)	**$1,118**	($93)	**$1,025**
High	$1,289 9.5x	$1,078 9.0x	$307 6.5x	$102 6.5x	$104 7.5x	- -	**$2,880**	($1,301)	**$1,415**	($104)	**$1,311**
23E Adj. EBITDA	**$136**	**$118**	**$47 ('24 [1])**	**$16**	**$14**	**NM[2]**					

Note: Share pr ces are rounded to the nearest $0.25.
Source: Consolidated Long-Range Plan provided by FREEDOM management on April 13, 2023.
(1) Considered 2024P EBITDA to value Amer can Freight.
(2) Badcock has been valued at 2023E EBITDA which is negative, so assumed to be zero for this analysis.
(3) Management Incentive payoff reflects tax-effected optional liqu d ty exercise of incentive units in 2023 across relevant businesses of FREEDOM based on contractual multipl ers.

Illustrative Theoretical Future Stock Price (Pre-MIP) (For Reference Only)

Illustrative Present Value of Theoretical Future Stock Price Summary[1]


NTM EBITDA Multiple: 6.5x (Current)
$60
$50
$40
$30
$20
$10
$0
$23.82
$16.50
$14.25
$33.25
$24.50
$47.50
$30.00
Future Value
Present Value as of Dec 31, 2022
~ -$2.50 / share potential after-tax MIP payout
2022A
2023P
2024P
2025P

	2022A	2023P	2024P	2025P
Net Debt	$1,301M	$1,318M	$1,327M	$1,337M
FREEDOM NTM EBITDA	$269M	$297M	$382M	$456M
American Freight NTM EBITDA	$19M	$47M	$91M	$116M
Badcock NTM EBITDA	($19M)	($38M)	($27M)	($16M)


NTM EBITDA Multiple: 7.1x (3 Year Average)
$60
$50
$40
$30
$20
$10
$0
$23.82
$21.50
$18.50
$39.00
$28.75
$54.25
$34.25
~ -$2.50 / share potential after-tax MIP payout
2022A
2023P
2024P
2025P

Source: Consolidated Long-Range Plan prov ded by FREEDOM management on April 13, 2023. Wall Street Research and Wall Street estimates.
(1) Present value of future stock price discounted at mid-point cost of equ ty of 16.5%.

Illustrative Financial Buyer Analysis (For Reference Only)

($ in millions, except per share data)

Transaction Assumptions

- Illustrative transaction close on 12/31/2022
- **Pro Forma Leverage of 3.3x 2022 leverageable EBITDA[(1)]** of $426 million (total debt of $1,381M)
  - New First Lien Term Loan @ S+500, 96 OID
  - Financing fees @ 2.25%
- December 31, 2026, exit at 7.0x 2026P Adj. EBITDA of $456 million
- Management promote of 10%

Sources	
New First Lien TL @ S + 500	$1,405
Sponsor Equity	1,214
Cash from Balance Sheet	153
Total	**$2,772**

Uses	
Purchase of FREEDOM Equity (~$30.00 / Sh)	$1,081
Refinancing of FREEDOM Debt	1,381
Payment to Preferred Equity	136
Minimum Cash to BS	75
Transaction and Financing Fees	99
Total	**$2,772**

Levered Free Cash Flow

($ Millions)	Year Ending December 31, 2023E	2024P	2025P	2026P
EBITDA (pre-SBC)	**$266**	**$297**	**$382**	**$456**
% Margin	*6.3%*	*6.7%*	*7.8%*	*8.6%*
Less: Taxes[(2)]	(31)	(36)	(56)	(79)
Less: NWC (Increase) / Decrease	125	38	(18)	(41)
Less: Change in Other Assets / Liabilities	28	(5)	13	3
Less: Capex	(48)	(42)	(45)	(45)
Less: Illustrative After-Tax MIP Payout[(3)]	-	-	-	(166)
Less: Cash Interest	(106)	(89)	(74)	(64)
Less: Mandatory Amortization	(14)	(14)	(14)	(14)
Levered Free Cash Flow	**$221**	**$148**	**$187**	**$51**
Plus: Debt	$1,170	$1,008	$806	$741
Less: Cash	(75)	(75)	(75)	(75)
Net Debt	**$1,095**	**$933**	**$731**	**$666**
Net Debt / EBITDA	**4.1x**	**3.1x**	**1.9x**	**1.5x**
FCF (EBITDA - Capex)	**$218**	**$254**	**$337**	**$411**

Sensitivities

Implied Price Per Share @ 3.3x Debt / EBITDA			
Exit Multiple	Required IRR 20.0%	22.5%	25.0%
6.5x	$23.75	$21.25	$19.25
7.3x	$27.75	$25.00	$22.75
8.0x	$31.75	$29.00	$26.25

Implied Price Per Share @ 7.25x 2026P EBITDA Multiple			
Total Lvg. Multiple	Required IRR 20.0%	22.5%	25.0%
2.8x	$25.75	$23.00	$20.25
3.3x	$27.75	$25.00	$22.75
3.8x	$29.50	$27.25	$25.00

Note: Share prices in sensitivity tables are rounded to the nearest $0.25.
Source: Consolidated Long-Range Plan provided by FREEDOM management on April 13, 2023.
(1) Bank Adjusted EBITDA
(2) Tax rate based on effective tax rate as per management estimates.
(3) Management Incentive Payoff reflects exercise of optional liquidity for each business segment in 2026.

Illustrative Selected M&A Premiums Overview – Based on Unaffected Stock Price (3/17/2023) (For Reference Only)

U.S. M&A All-Cash Transactions, Closed Since January 1, 2010

	Median – All Industries(1)			Median – Consumer & Retail(2)		
Implied Price / FREEDOM Share(3)	$27.02	$29.91	$34.66	$26.53	$29.52	$32.04

1-day Premiums


19%
31%
52%
25th Percentile
Median
75th Percentile


17%
30%
41%
25th Percentile
Median
75th Percentile

Implied Price / FREEDOM Share(3)	$28.38	$31.00	$35.27	$27.52	$29.89	$33.39

30-day Premiums


25%
36%
55%
25th Percentile
Median
75th Percentile


21%
31%
47%
25th Percentile
Median
75th Percentile

Source: Refinitiv as of April 10, 2023.
(1) Data represents 354 all-cash transactions with Total Enterprise Values at Announcement Date of $1.0 Billion to $5.0 Billion since 2010. Excludes real estate, energy & power and financial sector transact ons.
(2) Data represents 61 all-cash transactions w th Total Enterprise Values at Announcement Date of $1.0 Billion to $5.0 Bill on involving consumer and retail U S. domiciled and publ cly listed traded targets since 2010.
(3) Implied pr ce based on premiums appl ed to unaffected share pr ce as at close of March 17, 2023.

Preliminary VICTORY Considerations

VICTORY Historical and Projected Financial Summary

($Millions)

	Historical	Management Estimates						CAGR	
(US $Ms)	FY2022A	FY2023E	FY2024P	FY2025P	FY2026P	FY2027P	FY2028P	'22A - '23E	'23E - '28P
Revenue									
Base	$1,186	$1,242	$1,252	$1,261	$1,271	$1,281	$1,291	*4.7%*	*0.8%*
Franchise	1	6	16	31	52	78	106	*325.9%*	*79.2%*
B2B	-	-	5	17	36	60	84	-	-
53rd Week	20	-	-	-	-	35	-	-	-
Total Revenue	**$1,207**	**$1,248**	**$1,272**	**$1,309**	**$1,359**	**$1,454**	**$1,481**	***3.4%***	***3.5%***
% Growth	*3.0%*	*3.4%*	*1.9%*	*2.9%*	*3.9%*	*7.0%*	*1.9%*		
Gross Profit Margin	**$540**	**$542**	**$548**	**$557**	**$567**	**$595**	**$591**	***0.4%***	***1.8%***
Gross Margin %	*44.7%*	*43.4%*	*43.1%*	*42.5%*	*41.7%*	*40.9%*	*39.9%*		
Total Operating Expenses	$434	$432	$434	$433	$437	$448	$449	*(0.4%)*	*0.8%*
% of Sales	*35.9%*	*34.6%*	*34.1%*	*33.1%*	*32.2%*	*30.8%*	*30.3%*		
Adjusted EBITDA									
Base	$132	$137	$141	$143	$144	$145	$145	*3.8%*	*1.2%*
Franchise	(2)	(2)	(1)	1	3	5	8	*(4.3%)*	-
B2B	-	-	(0)	1	4	7	10	-	-
53rd Week (Adjustment)	4	-	-	-	-	11	-	-	-
Total Adjusted EBITDA	**$135**	**$136**	**$140**	**$145**	**$150**	**$168**	**$164**	***0.5%***	***3.8%***
Adjusted EBITDA Margin %	*11.2%*	*10.9%*	*11.0%*	*11.1%*	*11.1%*	*11.6%*	*11.0%*		
Total D&A	$29	$26	$26	$21	$21	$21	$21	*(10.6%)*	*(4.1%)*
% of Sales	*2.4%*	*2.1%*	*2.0%*	*1.6%*	*1.5%*	*1.4%*	*1.4%*		
Total Capital Expenditures	**$14**	**$15**	**$15**	**$15**	**$14**	**$14**	**$14**	***6.1%***	***(1.4%)***
% of Sales	*1.2%*	*1.2%*	*1.2%*	*1.1%*	*1.0%*	*1.0%*	*1.0%*		

Source: VICTORY Long-Range Plan provided by VICTORY management on April 7, 2023.

VICTORY Positioning and Highlights

The Vitamin Shoppe® mission is to help our customers be their best selves, however they define it. We fulfill this promise and differentiate ourselves through

Quality | Innovation | Expertise

1. Robust Geographic Footprint
2. Well-Positioned in Large and Growing Health & Wellness Industry
3. Diversified Presence Across Attractive VMS Categories
4. Valued Retail Partner to Leading Wellness Brands
5. Leading Omnichannel Retailer in Peer Group
6. Driving Loyalty in a Category Built on Trust
7. Compelling Store Economics
8. Highly Efficient Franchise-Driven New Store Strategy
9. Leveraging Omnichannel Capabilities to Maximize Customer Value
10. Shifting Merchandising Strategy Towards High-Growth Sports Nutrition
11. Growing and Margin-Enhancing Private Brand Program
12. Successful Implementation of Key Initiatives Under FRG Ownership
13. Strong Financial Performance With Multiple Growth Levers
14. Experienced and Deep Management Team

Source: Opportunity overv ew materials.

Illustrative VICTORY Analysis at Various Prices

($Millions)

			Various Theoretical Purchase Prices					
	Illustrative Purchase Price (Gross)		**$900**	**$1,000**	**$1,100**	**$1,200**	**$1,300**	**$1,400**
Gross	**Adj. EBITDA**	**Statistic**	**Based on Purchase Price (Gross)**					
	FY2022A EBITDA	$135	6.7x	7.4x	8.2x	8.9x	9.6x	10.4x
	FY2023E EBITDA	$136	6.6x	7.4x	8.1x	8.9x	9.6x	10.3x
	FY2024P EBITDA	$140	6.4x	7.1x	7.9x	8.6x	9.3x	10.0x
	Illustrative Purchase Price (Gross)		$900	$1,000	$1,100	$1,200	$1,300	$1,400
	Less: Taxes (21%)[(1)]		(152)	(173)	(194)	(215)	(236)	(257)
	Less: Management Incentive Plan[(2)]		(81)	(90)	(98)	(107)	(116)	(124)
	Illustrative Purchase Price (Net)		**$667**	**$737**	**$808**	**$878**	**$948**	**$1,019**
Net	**Adj. EBITDA**	**Statistic**	**Based on Purchase Price (Net)**					
	FY2022A EBITDA	$135	4.9x	5.5x	6.0x	6.5x	7.0x	7.6x
	FY2023E EBITDA	$136	4.9x	5.4x	6.0x	6.5x	7.0x	7.5x
	FY2024P EBITDA	$140	4.8x	5.3x	5.8x	6.3x	6.8x	7.3x

Source: VICTORY Long-Range Plan prov ded by VICTORY management on April 7, 2023.
(1) Corporate Capital Gains tax rate.
(2) Management incentive plan payout calculated as (Purchase Price + $21.9 million – transaction costs)*11%. Transact on costs are held constant across purchase prices at $35 million per Freedom management.

Preliminary VICTORY Discounted Cash Flow Analysis (Pre-MIP)

($ in millions, except per share data)

($ Millions)	Year ending December 31, 2022						CAGR	Normalized
	2023E	2024P	2025P	2026P	2027P	2028P	2023E - 2028P	Terminal Year[1]
Revenue	**$1,247.9**	**$1,272.1**	**$1,308.5**	**$1,359.0**	**$1,453.8**	**$1,480.7**	***3.5%***	**$1,480.7**
EBITDA[2]	**$135.6**	**$140.0**	**$144.9**	**$150.4**	**$168.0**	**$163.5**	***3.8%***	**$163.5**
% Margin	*10.9%*	*11.0%*	*11.1%*	*11.1%*	*11.6%*	*11.0%*		*11.0%*
Less: D&A	(25.9)	(25.9)	(21.0)	(21.0)	(21.0)	(21.0)		(14.3)
EBIT	**$109.7**	**$114.1**	**$123.9**	**$129.4**	**$147.0**	**$142.5**	***5.4%***	**$149.3**
Less: Taxes[3]	(28.3)	(29.4)	(31.9)	(33.4)	(37.9)	(36.7)		(38.5)
Net Operating Profit After Tax (NOPAT)	**$81.4**	**$84.7**	**$91.9**	**$96.1**	**$109.1**	**$105.8**	***5.4%***	**$110.8**
Plus: D&A	25.9	25.9	21.0	21.0	21.0	21.0		14.3
Less: NWC (Increase) / Decrease	20.5	(1.2)	(1.9)	(2.7)	(3.1)	(3.2)		(3.2)
Unlevered CFO	**$127.8**	**$109.3**	**$111.0**	**$114.4**	**$127.0**	**$123.6**	***(0.7%)***	**$121.8**
Less: Capex[4]	(15.3)	(14.8)	(14.5)	(14.3)	(14.3)	(14.3)		(14.3)
Unlevered FCF	**$112.5**	**$94.6**	**$96.5**	**$100.1**	**$112.8**	**$109.3**	***(0.6%)***	**$107.6**
% Conversion	*83.0%*	*67.6%*	*66.6%*	*66.6%*	*67.1%*	*66.9%*		*65.8%*
Present Value of Unlevered FCF[5]	**$106.4**	**$79.9**	**$72.9**	**$67.7**	**$68.1**	**$59.1**		
Terminal Value at 3% Growth Rate								$1,324.4
Present Value of Terminal Value[6]								$676.4
Sum of PV of Unlevered FCF								$454.1
Total Enterprise Value								**$1,130.5**

Sensitivities

Perpetuity Growth	Implied Enterprise Value[7] — Discount Rate		
	11.25%	**11.85%**	**12.50%**
2.0%	$1,121	$1,056	$994
3.0%	$1,208	$1,131	$1,057
4.0%	$1,320	$1,224	$1,136

Perpetuity Growth	Implied Terminal EBITDA Multiple[7] — Discount Rate		
	11.25%	**11.85%**	**12.50%**
2.0%	7.7x	7.2x	6.8x
3.0%	8.7x	8.1x	7.6x
4.0%	10.0x	9.2x	8.5x

Source: VICTORY Long-Range Plan prov ded by VICTORY management on April 7, 2023.

(1) Assumes deprec ation equals capital expenditures in normalized terminal year.

(2) EBITDA reflects addback of share-based compensation.

(3) Effective tax rate of 25.78% per VICTORY management.

(4) D&A in terminal year set equal to Capex.

(5) Based on illustrative WACC of 11.85%.

(6) Based on illustrative perpetuity growth rate of 3.0%. Based on illustrative WACC mid-point of 11.85%.

Illustrative VICTORY Financial Buyer Analysis (Pre-MIP) (For Reference Only)

($ in millions, except per share data)

Transaction Assumptions

- Illustrative transaction close on 12/31/2022 at 9.0x 2022A EBITDA entry multiple
- **Pro Forma Leverage of 3.5x 2022A leverageable EBITDA**[1] of $142.0M (total debt of $497M)
  - New First Lien Term Loan @ S+500, 96 OID
  - Average financing fees @ 2.25%
- December 31, 2027 exit at 9.0x 2027P EBITDA of $168.0M
- 10% management promote

Sources	
New First Lien TL @ S + 500	$497
Sponsor Equity	773
Total	**$1,270**

Uses	
Purchase of Victory TEV (Pre-MIP)	$1,214
Cash to Balance Sheet	25
Transaction Fees	31
Total	**$1,270**

Levered Free Cash Flow

($ Millions)	Year Ending December 31, 2023E	2024P	2025P	2026P	2027P
EBITDA	**$135.6**	**$140.0**	**$144.9**	**$150.4**	**$168.0**
% Margin	*10.9%*	*11.0%*	*11.1%*	*11.1%*	*11.6%*
Less: Taxes[2]	(19.1)	(20.3)	(24.9)	(28.0)	(34.7)
Less: NWC (Increase) / Decrease	20.5	(1.2)	(1.9)	(2.7)	(3.1)
Less: Capex	(15.3)	(14.8)	(14.5)	(14.3)	(14.3)
Less: Cash Interest	(44.8)	(32.8)	(24.9)	(18.4)	(9.9)
Less: Mandatory Amortization	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)
Levered Free Cash Flow	**$71.9**	**$65.9**	**$73.7**	**$82.2**	**$101.1**
Plus: Debt	$420.1	$349.2	$270.5	$183.4	$77.2
Less: Cash	(25.0)	(25.0)	(25.0)	(25.0)	(25.0)
Net Debt	**$395.1**	**$324.2**	**$245.5**	**$158.4**	**$52.2**
Net Debt / EBITDA[3]	**2.9x**	**2.3x**	**1.7x**	**1.1x**	**0.3x**
FCF (EBITDA - Capex)	**$120.3**	**$125.2**	**$130.4**	**$136.2**	**$153.8**

Sensitivities

Implied Enterprise Value @ 3.5x Debt / EBITDA			
Exit Multiple	Required 5 Year IRR 20.0%	22.5%	25.0%
8.0x	$939	$890	$847
9.0x	$1,000	$945	$897
10.0x	$1,061	$1,000	$946

Implied Enterprise Value @ 9.0x 2027P EBITDA			
Total Lvg. Multiple	Required 5 Year IRR 20.0%	22.5%	25.0%
3.0x	$969	$911	$859
3.5x	$1,000	$945	$897
4.0x	$1,030	$979	$934

Source: VICTORY Long-Range Plan prov ded by VICTORY management on April 7, 2023.
(1) Leverageable EBITDA includes addbacks for l tigation costs and settlements, r ght of use asset impairment, PF / CA Other, and offset by sale of owned properties.
(2) Tax rate of 25.78% on financial project ons provided by VICTORY management on April 7, 2023.
(3) Net Debt / EBITDA based on full-year EBITDA.

Selected VICTORY Potential Strategic Buyers

Potential Strategics

While the nutrition industry lacks pure-play strategic acquirors of retail assets, we believe there would be potential strategic interest from large-scale retailers seeking to enter the high growth VMS sector with the category's leading platform

Tier A

[redacted]

Tier B

[redacted]

Contacted Parties.

Accelerated Process Timeline to Non-binding Indications of Interest by Early to Mid-May


Preparation
Active Process
April
May
June
July
Diligence Session with Management
Model Prep
Formal Buyer Outreach
Special Committee Meeting (April 14th, 2023)
Banker-Led Buyer Education
Distribute Marketing Information Packet
Management-Led Red Carpet Meetings
Potential to adjust timeline based on motivation & preliminary feedback of buyers
Management Presentations
Receive Preliminary Proposals
Buyer Due Diligence
Purchase Agreement Negotiations
Receive Final Bids
Sign / Close
Requirements:
• Banker due diligence
• Buyer outreach strategy finalized
• Marketing Information Packet complete
• Model & Valuation complete
Requirements:
• Management Presentation near completion
Requirements:
• Data room complete
• Quality of Earnings
• Draft Purchase Agreement
• Real-time performance updates
• Tax benefits analysis (if any)
Key Decision Point
Key Decision Point
Key Decision Point

Potential Next Steps for Discussion

Potential Next Steps For Discussion

- Deliver Special Committee's official response to Bidder
  - Prepare for valuation discussion with Bidder as appropriate
- Continue ongoing outbound calls with remaining identified parties for FREEDOM and VICTORY
- Accelerate information gathering for Bidder and its financing partners diligence to allow for a transaction by early May
  - Populate electronic data room based on request lists received to date (business and legal)
  - Identify other key documents
- Establish process and timing for determining Brian Kahn's potential willingness to participate in Bidder's proposed transaction given rollover condition (or any other proposed transaction if relevant)
- Continue to pursue separate VICTORY discussions if confirmed by the Special Committee
  - Drafting of VICTORY marketing materials
  - VICTORY-specific data room
- Prepare for May 9 Board meeting In light of projected dividend constraints / suspension
  - Determine FREEDOM's potential options beyond solely announcing dividend suspension:
    - Sign and announce a Sale of Company transaction with Bidder or potentially another party, if available
    - Announce a suspension of dividend together with review of strategic alternatives (e.g., public sale process or potential VICTORY divestiture)
    - Other
- Provide future updates to the Special Committee through May 9 Board meeting

Retail & Restaurants US Sponsor-Led Take-Private Transactions Over $200M[1]

Target	Bidder	Announcement Date	Implied Enterprise Value ($mil)	Price Bump[2]	Premium 1-Day	Premium 1-Mo.	EV / LTM EBITDA
FREEDOM	BIDDER	03/17/23	$2,534	TBD	32%	(0%)	8.2x
Casper	Durational Capital Management	11/15/21	$330	(15%)	94%	64%	NM[3]
Morrisons	Clayton Dubilier & Rice	06/19/21	$13,700	25%	61%	59%	12.7x
at home The Home Décor Superstore	Hellman&Friedman	05/06/21	$4,214	19%	18%	37%	6.6x
Michaels	APOLLO	03/03/21	$3,222	15% [4]	22%	44%	4.8x
Del Frisco's	L Catterton	06/24/19	$622	(18%)[5]	19%	15%	42.4x
Barnes & Noble	Elliott	06/07/19	$670	(13%)	9%*	28%	4.8x
Smart&Final	APOLLO	04/17/19	$1,119	(13%)[6]	21%*	27%	13.2x
Bojangles	Durational Capital Management	11/06/18	$736	(8%)	1%*	(2%)	11.2x
Sonic	Roark Capital Group	09/25/18	$2,249	13%[7]	19%	26%	16.0x
Fogo de Chão Brazilian Steakhouse	Rhône	02/20/18	$560	26%[8]	25%	15%	10.5x
ClubCorp	APOLLO	07/09/17	$2,180	(6%)[9]	31%	25%	10.7x
West Marine	Monomoy Capital Partners	06/29/17	$337	27%	34%	31%	7.7x
Staples	Sycamore Partners	06/28/17	$6,452	(7%)	12%*	14%	5.0x
Steiner	Catterton	08/21/15	$909	15%	15%	18%	12.1x
	Mean:		$2,664	4.2%	27.2%	28.7%	12.1x
	Median:		$1,014	3.7%	19.7%	26.6%	10.7x

Source: Thomson SDC, S&P Cap tal IQ and Company Filings.
Note: * Represents transaction was leaked before announcement.
(1) Includes US sponsor-led leveraged buyouts with transaction values greater than $200 million since 8/1/2015.
(2) Based on price bump of final offer price to in tial offer price.
(3) Casper had negative EBITDA at t me of transaction.
(4) Init al offer price used represents m dpoint of in tial offer range provided of $14 00 - $15 00.
(5) Init al offer pr ce used represents midpoint of initial offer range provided of $9.50 - $10.00.
(6) Init al offer pr ce used represents midpoint of initial offer range provided of $7.00 - $8.00.
(7) Init al offer pr ce used represents midpoint of initial offer range provided of $37.00 - $40 00.
(8) Init al offer pr ce used represents midpoint of initial offer range provided of $12.00 - $13 00.
(9) Init al offer pr ce used represents midpoint of initial offer range provided of $17.25 - $19 00.

Selected 13e-3 Transaction Precedents[(1)]

Filing/ Announcement Date	Acquiror	Target	% Initially held	Implied EV	Change from Initial to Final Offer (%)	Premium Over Unaffected Price (%)	1-Day Premium (%)	30-Day Premium (%)	Premium Over 52-Week High (%)
3/20/2023	BIDDER	FREEDOM	0%	2,534	TBD	32%	32%	(0%)	(32%)
10/24/2022	BDT Capital Partners	Weber	48%	3,700	29%	60%	25%	(4%)	(64%)
6/21/2022	TPG Capital	Convey Health Science	75%	1,100	N/A	143%	143%	23%	(10%)
5/25/2022	Clayton, Dubilier & Rice; TPG Capital	Covetrus	24%	4,000	N/A	17%	7%	34%	(26%)
3/7/2022	Clayton, Dubilier & Rice	Cornerstone Building Brands	49%	6,159	7%	75%	82%	125%	6%
8/19/2021	Nordic Capital; Insight Partners	Inovalon	N/A	7,315	(3%)	10%	10%	26%	108%
4/26/2021	Standard Industries	W. R. Grace	15%	6,436	17%	59%	9%	15%	7%
1/27/2021	Peraton	Perspecta	15%	7,273	1%	50%	12%	22%	(0%)
1/30/2020	Dusk	Navistar	17%	8,551	27%	85%	85%	54%	13%
11/6/2019	Marubeni; Mizuho Leasing	Aircastle	29%	7,381	16%	34%	16%	47%	15%
8/27/2019	GIC Special Investments; Blackstone; Enagás; National Pension Service	Tallgrass Energy	44%	10,185	15%	56%	52%	7%	(14%)
4/2/2019	UGI	AmeriGas	75%	6,149	10%	14%	13%	27%	(19%)
1/22/2018	Celgene	Juno Therapeutics	10%	9,556	N/A	78%	28%	89%	17%
7/28/2016	Oracle	NetSuite	41%	8,697	9%	52%	19%	58%	9%
25th Percentile					**6%**	**25%**	**11%**	**18%**	**(17%)**
Median					**13%**	**56%**	**19%**	**27%**	**6%**
75th Percentile					**19%**	**77%**	**67%**	**56%**	**14%**

(1) Represents 13 13e-3 take-private transactions w th Total Enterprise Values at Announcement Date of $5.0 bill on to $15 0 billion since 2010. Excludes real estate and financial sector transact ons. Also represents 1 transaction that has been proposed but not announced.

Appendix

Historical and Projected FREEDOM Financial Summary

($Millions)	FY2020A	FY2021A	FY2022A	FY2023E	FY2024P	FY2025P	FY2026P	CAGR '20A - '23E	CAGR '23E - '26P
				Management Estimates					
Revenue									
American Freight	$945	$989	$883	$912	$985	$1,145	$1,262	*(1.2%)*	*11.4%*
Badcock	899	907	716	596	591	660	730	*(12.8%)*	*7.0%*
Buddy's	97	64	57	57	60	67	73	*(16.5%)*	*8.6%*
Pet Supplies Plus	846	1,121	1,289	1,372	1,475	1,648	1,859	*17.5%*	*10.7%*
Sylvan	26	38	42	42	45	48	51	*17.4%*	*6.4%*
Vitamin Shoppe	1,036	1,173	1,207	1,248	1,272	1,309	1,359	*6.4%*	*2.9%*
Total Revenue	**$3,850**	**$4,292**	**$4,195**	**$4,227**	**$4,428**	**$4,876**	**$5,334**	***3.2%***	***8.1%***
% Growth	*5.2%*	*11.5%*	*(2.3%)*	*0.8%*	*4.7%*	*10.1%*	*9.4%*		
Total COGS	$2,096	$2,410	$2,519	$2,584	$2,743	$3,001	$3,283	*7.2%*	*8.3%*
Contribution Margin	**$1,754**	**$1,882**	**$1,676**	**$1,643**	**$1,685**	**$1,875**	**$2,050**	***(2.2%)***	***7.7%***
% Margin	*45.6%*	*43.9%*	*39.9%*	*38.9%*	*38.1%*	*38.5%*	*38.4%*		
Total Operating Expenses	$1,496	$1,467	$1,430	$1,392	$1,424	$1,501	$1,574	*(2.4%)*	*4.2%*
Total EBITDA	**$234**	**$490**	**$288**	**$244**	**$281**	**$366**	**$440**	***1.5%***	***21.7%***
% Margin	*6.1%*	*11.4%*	*6.9%*	*5.8%*	*6.3%*	*7.5%*	*8.3%*		
Adjusted EBITDA									
American Freight	$109	$97	$4	$19	$47	$91	$116	*(44.0%)*	*82.3%*
Badcock	$106	$85	$84	($19)	($38)	($27)	($16)	*nm*	*(4.5%)*
Buddy's	$27	$18	$16	$16	$16	$20	$24	*(16.3%)*	*15.3%*
Pet Supplies Plus	$76	$93	$115	$120	$134	$157	$185	*16.3%*	*15.6%*
Sylvan	$6	$12	$14	$14	$15	$16	$17	*36.2%*	*7.8%*
Vitamin Shoppe	$78	$137	$135	$136	$140	$145	$150	*20.4%*	*3.5%*
Total Adjusted EBITDA	**$395**	**$438**	**$354**	**$269**	**$297**	**$382**	**$456**	***(12.0%)***	***19.2%***
% Margin	*10.3%*	*10.2%*	*8.4%*	*6.4%*	*6.7%*	*7.8%*	*8.6%*		
Total D&A	$111	$86	$77	$74	$76	$72	$72	*(12.5%)*	*(1.1%)*
Total Capital Expenditures	**$59**	**$66**	**$51**	**$48**	**$42**	**$45**	**$45**	***(6.6%)***	***(2.4%)***
% Margin	*1.5%*	*1.5%*	*1.2%*	*1.1%*	*1.0%*	*0.9%*	*0.8%*		

Source: Consolidated Long-Range Plan provided by FREEDOM management on April 13, 2023.

Current Stockholder Overview

NASDAQ: FRG

Investor Name	Position Shares	Position ($mm)	% Outstanding	Equity Assets ($MM)	Style
F del ty Management & Research Co. LLC	1,827,999	$48.4	5.2%	$1,072,307	Generalist
BlackRock Fund Advisors	1,648,134	43.6	4.7%	2,713,676	Index
Royce & Assoc ates LP	1,406,570	37.2	4.0%	10,941	Value
The Vanguard Group, Inc.	1,279,675	33.9	3.6%	4,289,574	Index
Cannell Capital LLC	754,560	20.0	2.1%	500	Hedge Fund
American Money Management Corp.	686,115	18.2	2.0%	616	Income
SSgA Funds Management, Inc.	680,231	18.0	1.9%	1,795,732	Index
Dimensional Fund Advisors LP	609,516	16.1	1.7%	432,517	Generalist
Allspring Global Investments LLC	554,316	14.7	1.6%	84,260	Generalist
Geode Capital Management LLC	512,035	13.6	1.5%	864,260	Index
Marshall Wace LLP	435,762	11.5	1.2%	38,870	Hedge Fund
Solas Cap tal Management LLC	259,700	6.9	0.7%	167	Hedge Fund
V ctory Capital Management, Inc. (Investment Management)	243,526	6.4	0.7%	103,455	Generalist
Northern Trust Investments, Inc.(Investment Management)	232,392	6.2	0.7%	460,318	Index
Charles Schwab Investment Management, Inc.	196,582	5.2	0.6%	432,004	Generalist
Kent Lake Capital LLC	142,239	3.8	0.4%	169	Hedge Fund
Squarepoint OPS LLC	136,111	3.6	0.4%	14,099	Hedge Fund
Citadel Advisors LLC	132,180	3.5	0.4%	62,536	Hedge Fund
Samjo Capital LLC	132,000	3.5	0.4%	111	Hedge Fund
AWM Investment Co., Inc.	131,912	3.5	0.4%	715	Hedge Fund
FIAM LLC	115,372	3.1	0.3%	89,783	Generalist
Graham Capital Management LP	105,907	2.8	0.3%	2,573	Hedge Fund
Prelude Cap tal Management LLC	90,401	2.4	0.3%	1,627	Hedge Fund
Teachers Advisors LLC	90,144	2.4	0.3%	134,912	Generalist
Renaissance Technologies LLC	75,869	2.0	0.2%	74,730	Hedge Fund
Total of Top 25 Institutions:	12,479,248	$330.3	35.5%		
Other Institutions	2,079,189	$55.0	5.9%		
Total Institutions	14,558,437	$385.4	41.4%		
Vintage Capital Management LLC	10,176,543	$269.4	29.0%		
Brian Randall Kahn	2,053,753	54.4	5.8%		
Andrew M Laurence	418,881	11.1	1.2%		
Total of Top 3 Insiders:	12,649,177	$334.8	36.0%		
Other Insiders	281,188	$7.4	0.8%		
Total Insiders	12,930,365	$342.3	36.8%		
Total Retail	7,659,762	$202.8	21.8%		
Total	35,148,564	$930.4	100.0%		

Shareholder Base Analysis

Investor Breakdown



Top 3 Insiders 36%
Other Insiders 1%
Retail 22%
Other Institutions 6%
Top 25 Inst tutions 36%

Regional Breakdown



M d-West 14%
Int'l 15%
M d-Atlant c 12%
Other 16%
TX 2%
MA 7%
CA 6%
NY 28%

Ownership Summary by Fund Type

	No. of Institutions	No. of Shares	% of Institutional
Institutions			
Value	**10**	**2,222,040**	**15.3%**
Value	7	1,499,403	10.3%
Income	2	687,682	4.7%
GARP	1	34,955	0.2%
Growth	**4**	**23,818**	**0.2%**
Other	**137**	**12,312,579**	**84.6%**
Generalist	96	5,094,055	35.0%
Index Fund	13	4,474,395	30.7%
Hedge Fund	27	2,742,163	18.8%
Specialty	1	1,966	<0.1%
Total	**151**	**14,558,437**	**100.0%**

Source: FactSet; Bloomberg. Account holdings are based on 13F filings (as of 12/31/22 or most recent available). Insider holdings based on Proxy and Form 4 filings.